Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, (the Report) of Medallion Financial Corp. (the Company), as filed with the Securities and Exchange Commission on the date hereof; I, Alvin Murstein, the Chairman and Chief Executive Officer of the Company, certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

By: /s/ Alvin Murstein

Chairman and Chief Executive Officer

Date: November 13, 2003